As filed with the Securities and Exchange Commission on June 26, 2006

Registration No. 333-122048

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		62-1411755 (I.R.S. Employer Identification No.)

One Caesars Palace Drive Las Vegas, Nevada 89109 (702) 407-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HORSESHOE GAMING HOLDING CORP. 401(k) PLAN

(Full title of Plan)

Copy to:

Stephen H. Brammell Senior Vice President and General Counsel Harrah’s Entertainment, Inc. One Caesars Palace Drive Las Vegas, Nevada 89109 (702) 407-6000	Charles K. Ruck, Esq. Regina M Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 (714) 540-1235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Post-Effective Amendment”) to deregister certain shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), that were originally registered pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 14, 2005, File No. 333-122048 (the “Registration Statement”). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

On December 31, 2005, the Horseshoe Gaming Holding Corp. 401(k) Plan, as amended (the “Horseshoe Plan”) was terminated and all accounts under the Horseshoe Plan were rolled over to the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Harrah’s Plan”). Accordingly, as of December 31, 2005 no further investments may be made under the Horseshoe Plan in the Common Stock of the Company. Thus, this Post-Effective Amendment is being filed to terminate the Registration Statement and deregister 44,419 shares of Common Stock and plan interests previously registered pursuant to the Registration Statement. The remaining 55,581 shares of Common Stock previously registered pursuant to the Registration Statement have been allocated to the Horseshoe Plan and have rolled over to the Harrah’s Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 26th day of June 2006.

HARRAH’S ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ STEPHEN H. BRAMMELL
Stephen H. Brammell Senior Vice President and General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2006.

Signature	Title

**	Director, Chairman of the Board,
Gary W. Loveman	Chief Executive Officer and President (Principal Executive Officer)

**	Director and Chief Financial Officer
Charles L. Atwood	(Principal Financial Officer)

**	Director
Barbara T. Alexander

**	Director
Frank J. Biondi, Jr.

Director
Stephen F. Bollenbach

**	Director
Ralph Horn

**	Director
R. Brad Martin

**	Director
Gary G. Michael

**	Director
Robert G. Miller

**	Director
Boake A. Sells

**	Director
Christopher J. Williams

**	Senior Vice President, Controller and Chief Accounting
Anthony D. McDuffie	Officer (Principal Accounting Officer)

** By	/s/ STEPHEN H. BRAMMELL
Stephen H. Brammell As attorney in fact.

Pursuant to the requirements of the Securities Act, the members of the administrative committee for the Horseshoe Plan have cause this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 26 day of June 2006.

HORSESHOE GAMING HOLDING CORP. 401 (k) PLAN

By:	/s/ JEFFREY SHOVLIN
Jeffrey Shovlin Chairman, Harrah’s Entertainment, Inc. Savings and Retirement Plan Administrative Committee